EXHIBIT 99.4

Merger of
Business Bank of California, Business Bancorp
and
Union Bank of California, N.A.

To Our Client:

        Pursuant to the proposed merger of Business Bancorp, Business Bank of California, and Union Bank of California, N.A., as described in the enclosed proxy statement/prospectus dated                         , 2003 and the related Agreement and Plan of Merger and Reorganization dated September 25, 2003 (the "Merger Agreement"), enclosed for your consideration and to be completed by you is the YELLOW Instruction Form and a Substitute Form W-9. In addition, we have enclosed for your information only a GREEN Letter of Transmittal/Election Form relating to the merger. Also enclosed is a YELLOW reply envelope for your use in returning the properly completed and signed YELLOW Instruction Form.

        Also enclosed is the proxy statement/prospectus relating to the special meeting of Business Bancorp shareholders being held to vote on the Merger Agreement.

        As described in the enclosed materials and in the enclosed proxy statement/prospectus, each of your shares of Business Bancorp common stock will be converted on a share by share basis, based on your election, into the right to receive a fraction of a share of common stock of UnionBanCal Corporation (the "Stock Election") or cash (the "Cash Election").

        These elections are subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the proxy statement/prospectus and the instructions set forth in the GREEN Letter of Transmittal/Election Form.

  Making an election:

  a)
  DOES NOT HAVE THE EFFECT of casting a vote with respect to adoption of the Merger Agreement at the special meeting of shareholders of Business Bancorp. To vote on the Merger Agreement, please consult the proxy statement/prospectus; and

  b)
  WILL NOT RESULT IN PERFECTION of any appraisal rights that may be available, as discussed in the proxy statement/prospectus under "The Merger—Dissenters' rights of appraisal."

        Pursuant to the proration and allocation procedures described in the proxy statement/ prospectus and set forth in the Merger Agreement, shareholders making a Cash Election or shareholders who fail to make a Cash Election or Stock Election may be subject to a proration process in which a shareholder may receive for such shareholder's Business Bancorp common stock an aggregate amount of cash consideration and stock consideration other than that which such shareholder has elected. All elections are subject to the allocation procedures set forth in Section 1.4 of the Merger Agreement that is described in the proxy statement/prospectus under "The Merger Agreement—Conversion of Business Bancorp common stock."

        These materials are being sent to you as the beneficial owner of Business Bancorp common stock held by us for your account but not registered in your name. We are the holder of record of the Business Bancorp common stock held in your account. Accordingly, you must give us instructions using the YELLOW Instruction Form provided below (and not using the GREEN Letter of Transmittal/Election Form, which is furnished for your information only) as to whether you wish to receive for each Business Bancorp share held by us in your account, the cash consideration or the stock consideration. Only we, as record holder of your Business Bancorp common stock, can execute and submit a GREEN Letter of Transmittal/Election Form on your behalf.

        Please note that because you are permitted to elect to receive either the cash consideration or the stock consideration on a share by share basis, you may elect to receive the cash consideration in exchange for some of your shares, and the stock consideration in exchange for your other shares. This results in you receiving a combination of the cash consideration and the stock consideration in exchange for all of your shares of Business Bancorp common stock. Also, because a minimum amount of stock consideration must be issued in the merger, you may ultimately receive consideration in a form other than the form you selected if you make a Cash Election.

        For an election to be validly made, we must make an election on your behalf with Computershare Trust Company of New York, the exchange agent (the "Exchange Agent"), by 5:00 p.m., Eastern Time, on the election deadline, which is                        , 2004, the last business day preceding the date of the Business Bancorp special shareholders' meeting that is being held to vote on adoption of the Merger Agreement.

        Any Business Bancorp common stock held by a holder who fails to make a valid election prior to the election deadline will be treated as stock for which no election has been made. Stock for which no election has been made will receive merger consideration in accordance with the default allocation provisions set forth in the Merger Agreement and described in the proxy statement/prospectus under "The Merger Agreement—Conversion of Business Bancorp common stock."

        None of the parties to the Merger Agreement or their respective boards of directors makes any recommendation as to whether holders of Business Bancorp common stock should elect to receive the cash consideration, the stock consideration or a combination of the cash consideration and stock consideration. Each shareholder must make his or her own decision with respect to that election.

        You do not have to submit any certificates for Business Bancorp common stock, which we are holding in your account. We will submit these certificates on your behalf.

        With respect to Business Bancorp common stock held by us in your account, you can only make an election using the YELLOW Instruction Form provided below. Do not complete the GREEN Letter of Transmittal/Election Form with respect to shares held by us in your account. Only we can execute and submit a GREEN Letter of Transmittal/Election Form on your behalf. If you wish to have us, on your behalf, complete the GREEN Letter of Transmittal/Election Form, please so instruct us by completing, executing and returning to us the YELLOW Instruction Form attached to this letter.

        Please return the YELLOW Instruction Form and the Substitute Form W-9 as promptly as practicable so we may submit your election to the Exchange Agent prior to the election deadline. If instructions are not provided to us in a timely fashion, you will receive merger consideration in accordance with the default allocation provisions set forth in the Merger Agreement and described in the proxy statement/prospectus in exchange for your Business Bancorp common stock.

The Information Agent for the Offer is:

MacKenzie Partners, Inc.
 CALL TOLL-FREE (800) 322-2885
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
E-mail: proxy@mackenziepartners.com

INSTRUCTION FORM
WITH RESPECT TO THE MERGER OF
BUSINESS BANK OF CALIFORNIA, BUSINESS BANCORP AND
UNION BANK OF CALIFORNIA, N.A.

To My Bank Or Broker:

        The undersigned acknowledge(s) receipt of your letter and the related GREEN Letter of Transmittal/Election Form relating to the above merger. The undersigned acknowledges that the terms pursuant to which the merger will be effected in accordance with the Merger Agreement, including the amount and form of consideration to be received by holders of Business Bancorp common stock, the effect of the Merger Agreement (including the extinguishing of all rights under the Business Bancorp Rights Agreement, as defined in the Merger Agreement), and certain conditions to the consummation of the Merger, are summarized in the proxy statement/prospectus, and those terms and conditions are set forth in the Merger Agreement.

        This YELLOW Instruction Form instructs you that the undersigned hereby makes the election below for all of the Business Bancorp common stock beneficially owned by the undersigned and which you hold for the account of the undersigned, subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the proxy statement/prospectus and the instructions set forth in the GREEN Letter of Transmittal/Election Form.

Check one of the boxes below:

☐ Stock Election for All Shares

☐ Cash Election for All Shares

☐ Mixed Election—Convert:

                                                  Business Bancorp shares into Cash Consideration; and all remaining Business Bancorp shares into Stock Consideration

Total Number of Shares with respect to which an election is being made
(Signature(s) of Owner(s))
Name:
Capacity:
Address:
(Include Zip Code)
Area Code and Telephone Number:
Account Number:
Social Security or other Tax Identification Number
Dated:

SUBSTITUTE FORM W-9
	PART 1—Tax Payer Identification Number—Please provide your TIN in the box at the right and certify by signing and dating below. If awaiting TIN, check box in Part 4 and certify by signing and dating below.	Social Security Number Or Employer Identification Number

Department of the Treasury Internal Revenue Service	PART 2—Payees Exempt from Backup Withholding—Check the box if you are exempt from backup withholding. ☐

Payer's Request for Taxpayer Identification Number ("TIN") and Certification (Print Name) (Street Address) (City, State and Zip Code)	PART 3—Certification—Under the penalties of perjury, I certify that:

(1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding either because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

You must cross out item (iii) in Part (3) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.		Part 4 TIN Applied For ☐
Signature:	Date:

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY IN CERTAIN CIRCUMSTANCES RESULT IN BACKUP WITHHOLDING OF 28% OF ANY AMOUNTS PAID TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 4 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all payments made to me on account of the merger shall be retained until I provide a taxpayer identification number and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 28% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

Signature	Date